EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

FOR

OFFER TO EXCHANGE
$90,000,000 11½% SENIOR SECURED NOTES DUE 2011
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

FOR

ANY AND ALL OUTSTANDING
$90,000,000 11½% SENIOR SECURED NOTES DUE 2011,

OF

Viskase Companies, Inc.

Registered holders of outstanding 11½% Senior Secured Notes due 2011 (the “Outstanding Notes”) who wish to exchange their Outstanding Notes for a like principal amount of new 11½% Senior Secured Notes due 2011, (the “Exchange Notes”), that have been registered under the Securities Act of 1933, as amended, and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and/or any other documents required by the Letter of Transmittal) to LaSalle Bank N.A. (the “Exchange Agent”) prior to or at 5:00 p.m., New York City time, on • , 2004 or such later date and time to which the Exchange Offer may be extended (the “Expiration Date”), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering” in the Prospectus.

The Exchange Agent for the Exchange Offer is:

LaSalle Bank N.A.
Corporate Trust Services
135 South LaSalle Street
Suite 1960
Chicago, Illinois 60603
Facsimile: (312) 904-2236

For information or to confirm transmission by facsimile, call:
(312) 904-5619

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Letter of Transmittal), such signature must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to Viskase Companies, Inc. the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated • , 2004 and in the related Letter of Transmittal, receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED HEREWITH

Name(s) and Address(es) of Registered Holder(s)	Certificate(s) and Outstanding Note(s) Tendered (Attach additional list, if necessary)
Aggregate Principal
Amount
		Represented by	Principal Amount
	Certificate Number	Outstanding Notes	Tendered

Total:

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:

If Outstanding Notes will be tendered by book-entry transfer, provide the following information:

DTC Account:

Date:

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at its address set forth above the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:	Authorized Signature:
Address:	Title:
Name:
(PLEASE TYPE OR PRINT)
Telephone Number:	Date:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.